Exhibit 99.1

ProKidney Reports Second Quarter 2026 Financial Results and Business Highlights

•
Completed enrollment of patients contributing to the Phase 3 PROACT 1 accelerated approval efficacy analysis, positioning the Company for anticipated pivotal eGFR slope topline results in Q2 2027
•
On track for completion of full enrollment for PROACT 1 in the second half of 2026
•
Appointed Kenneth Locke as Chief Technical Officer, adding more than 25 years of R&D, CMC and supply chain leadership experience
•
Ended Q2 2026 with $181.6 million in cash and cash equivalents and marketable securities, supporting operations into mid-2027

WINSTON-SALEM, N.C., August 10, 2026 – ProKidney Corp. (Nasdaq: PROK) (“ProKidney” or the “Company"), a leading late clinical-stage cell therapy company focused on chronic kidney disease (CKD), today reported financial results for the second quarter ended June 30, 2026, and provided business highlights.

“This update marks an important milestone for ProKidney as we have completed enrollment for the PROACT 1 accelerated approval analysis, positioning us for our pivotal eGFR slope topline readout anticipated in the second quarter of 2027,” said Bruce Culleton, M.D., CEO of ProKidney. “We also remain on track to complete full enrollment for PROACT 1 in the second half of this year and recently strengthened our leadership team with the appointment of Ken Locke as Chief Technical Officer, adding deep manufacturing and supply chain expertise as we prepare for future regulatory and commercial milestones. Our focus remains on advancing rilparencel as a potential new treatment option for patients with advanced CKD and type 2 diabetes who are at high risk of kidney failure, an area of significant unmet medical need.”

Business Highlights

Phase 3 REGEN-006 (PROACT 1) Study

•
Completed enrollment of patients contributing to the accelerated approval efficacy analysis, which is expected to include approximately 320 patients and evaluate annualized eGFR slope as the surrogate endpoint; topline results are anticipated in Q2 2027
•
On track to complete full enrollment of approximately 470 patients in the second half of 2026 for the confirmatory composite time-to-event analysis; topline results anticipated in the second half of 2029

Leadership Update

In June 2026, ProKidney appointed Kenneth Locke as Chief Technical Officer. Mr. Locke brings more than 25 years of experience across R&D, Chemistry, Manufacturing, and Controls (CMC) and Supply Chain. Most recently, he served as Senior Vice President of Technical Operations at Carisma Therapeutics, where he oversaw CMC, Quality, and Regulatory functions and led technical strategy for first-in-human CAR Myeloid programs. Prior to Carisma, he held leadership roles at Celgene (now Bristol Myers Squibb), where he led external manufacturing and strategic sourcing for cell therapy programs, and at Novartis, where he helped advance early-stage cell therapy programs and established global capabilities across manufacturing and supply chain.

Second Quarter 2026 Financial Highlights

Liquidity: Cash, cash equivalents and marketable securities as of June 30, 2026, totaled $181.6 million, compared to $224.9 million as of March 31, 2026.

R&D Expenses: Research and development expenses were $36.1 million for the three months ended June 30, 2026, compared to $25.9 million for the same period in 2025. The increase of $10.2 million was driven by increases in clinical study and related manufacturing costs of $8.7 million, primarily related to our ongoing PROACT 1 study. Additionally, research costs related to our ongoing mechanism of action studies and other professional fees increased $0.6 million and $0.4 million, respectively.

G&A Expenses: General and administrative expenses were $12.4 million for the three months ended June 30, 2026, compared to $14.0 million for the same period in 2025. The decrease of $1.6 million was driven primarily by decreases in compensation costs of approximately $1.2 million due to vesting of awards issued prior to our business combination in 2022, coupled with forfeitures of equity-based awards and reductions in severance costs. Additionally, professional fees and other operating costs decreased $0.4 million driven by ongoing initiatives, including the domestication and restructuring transactions in 2025.

Net Loss Before Noncontrolling Interest: Net loss before noncontrolling interest was $46.4 million and $37.0 million for the three months ended June 30, 2026 and 2025, respectively.

Shares Outstanding: Class A and Class B common stock outstanding at June 30, 2026, totaled 302,312,504 shares.

About Chronic Kidney Disease

CKD is a progressive condition characterized by the gradual decline of kidney function, which can ultimately lead to end-stage kidney disease (ESKD), requiring dialysis or transplantation. An estimated 37 million adults in the U.S. have CKD, though many remain undiagnosed in the early stages. Diabetes is the leading cause of CKD, and individuals with both conditions face significantly elevated risks of cardiovascular events, hospitalization, and mortality. ProKidney is developing rilparencel for patients with Stage 3b/4 CKD and diabetes, a population that includes over one million people in the U.S. While current treatment options aim to slow disease progression, there remains a substantial unmet need for therapies that can stabilize kidney function and delay or prevent the need for dialysis in patients with advanced CKD.

About the Phase 3 REGEN-006 (PROACT 1) Clinical Trial

REGEN-006 is an ongoing Phase 3, randomized, blinded, sham controlled safety and efficacy study of rilparencel in subjects with advanced CKD and type 2 diabetes. The study protocol was amended in 1H 2024 to focus on a subset of patients with Stage 4 CKD (eGFR 20-30 mL/min/1.73m2) and late Stage 3b CKD (eGFR 30-35 mL/min/1.73m2) with accompanying albuminuria (UACR less than 5,000 mg/g for patients with eGFR 20-30 mL/min/1.73m2 and 300-5,000 mg/g for patients with eGFR 30-35 mL/min/1.73m2). The total planned enrollment is approximately 470 subjects. Subjects are randomized (1:1) to the treatment group and the sham control group prior to kidney biopsy or a sham biopsy procedure, respectively. The primary objective is to assess the efficacy of up to two rilparencel injections (one in each kidney) using a minimally invasive percutaneous approach. The surrogate endpoint for accelerated approval is eGFR slope, and the primary composite endpoint is the time from first injection to the earliest of: at least 40% reduction in eGFR; eGFR <15 mL/min/1.73m², and/or chronic dialysis, and/or renal transplant; or renal or cardiovascular death.

About ProKidney Corp.

ProKidney, a pioneer in the treatment of CKD through innovations in cell therapy, was founded in 2015 after a decade of research. ProKidney’s lead product candidate, rilparencel (also known as REACT®), is a first-in-class, patented, proprietary autologous cell therapy with regenerative medicine advanced therapy designation that is being evaluated in the ongoing Phase 3 REGEN-006 (PROACT 1) study for its potential to preserve kidney function in patients with advanced CKD and type 2 diabetes. For more information, please visit www.prokidney.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. ProKidney’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the achievement and timing of the topline data readout of the Company’s PROACT 1 trial and other milestones provided, the Company’s beliefs that its Phase 3 REGEN-006 (PROACT 1) trial could be sufficient to support a potential BLA submission and full regulatory approval, that eGFR slope can be used as a surrogate endpoint on an accelerated approval pathway for rilparencel, expectations with respect to financial results and expected cash runway, including the Company’s expectation that current cash will support operating plans into mid-2027, future performance, development and commercialization of products, if approved, the potential benefits and impact of the Company’s products, if approved, potential regulatory approvals, the size and potential growth of current or future markets for the Company’s products, if approved, the advancement of the Company’s development programs into and through the clinic and the expected timing for reporting data, the making of regulatory filings or achieving other milestones related to the Company’s product candidates, and the advancement and funding of the Company’s developmental programs, generally. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: disruptions to our business or that may otherwise materially harm our results of operations or financial condition as a result of our recent domestication to the United States; the inability to maintain the listing of the Company’s Class A common stock on Nasdaq; the inability of the Company’s Class A common stock to remain included in various indices and the potential negative impact on the trading price of the Class A common stock if excluded from such indices; the inability to implement business plans, forecasts, and other expectations or identify and realize additional opportunities, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry; the risk that results of the Company’s clinical trials may not support approval; the risk that the FDA could require additional studies before approving the Company’s drug candidates; the inability of the Company to raise financing in the future; the inability of the Company to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the inability of the Company to identify, in-license or acquire additional technology; the inability of the Company to compete with other companies currently marketing or engaged in the biologics market and in the area of treatment of kidney diseases; the size and growth potential of the markets for the Company’s products, if approved, and its ability to serve those markets, either alone or in partnership with others; the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s intellectual property rights; uncertainties inherent in cell therapy research and development, including the actual time it takes to initiate and complete clinical studies and the timing and content of decisions made by regulatory authorities; the fact that interim results from our clinical programs may not be indicative of future results; the impact of geo-political conflict on the Company’s business; and other risks and uncertainties included under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. The Company cautions readers that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

ProKidney Contact
Ethan Holdaway
Ethan.Holdaway@prokidney.com

Media Contact

Audra Friis
audrafriis@sambrown.com

Investor Relations Contact

Daniel Ferry
Daniel@lifesciadvisors.com

ProKidney Corp. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except for share data)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets
Cash and cash equivalents	$74,868	$108,537
Marketable securities	106,696	161,480
Interest receivable	956	1,127
Prepaid assets	2,827	2,808
Prepaid clinical	3,649	3,923
Other current assets	772	2,804
Total current assets	189,768	280,679

Fixed assets, net	56,037	51,231
Right of use assets, net	3,211	3,664
Total assets	$249,016	$335,574

Liabilities and Stockholders' Deficit
Accounts payable	$1,610	$940
Lease liabilities	1,129	1,071
Accrued expenses and other	19,971	28,731
Total current liabilities	22,710	30,742

Income tax payable, net of current portion	1,074	1,074
Lease liabilities, net of current portion	2,394	2,965
Total liabilities	26,178	34,781
Commitments and contingencies
Redeemable noncontrolling interest	1,106,370	1,311,990

Stockholders’ deficit
Class A common stock, $0.0001 par value; 700,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 205,716,189 and 141,807,277 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	21	14
Class B common stock, $0.0001 par value; 500,000,000 shares authorized; 96,596,315 and 159,262,779 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	10	16
Additional paid-in capital	434,765	258,552
Accumulated other comprehensive (loss) gain	(34)	56
Accumulated deficit	(1,318,294)	(1,269,835)
Total stockholders' deficit	(883,532)	(1,011,197)
Total liabilities and stockholders' deficit	$249,016	$335,574

ProKidney Corp. and Subsidiaries

Consolidated Statements of Operations - Unaudited

(in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$150	$221	$376	$451

Operating expenses
Research and development	36,095	25,882	69,937	53,145
General and administrative	12,428	14,048	23,745	28,403
Total operating expenses	48,523	39,930	93,682	81,548
Operating loss	(48,373)	(39,709)	(93,306)	(81,097)

Other income (expense):
Interest income	1,938	3,593	4,265	7,620
Interest expense	(1)	(1)	(16)	(1)
Net loss before income taxes	(46,436)	(36,117)	(89,057)	(73,478)
Income tax expense	—	848	–	1,439
Net loss before noncontrolling interest	(46,436)	(36,965)	(89,057)	(74,917)
Net loss attributable to noncontrolling interest	(18,014)	(20,413)	(40,598)	(41,631)
Net loss available to Class A common stockholders	$(28,422)	$(16,552)	$(48,459)	$(33,286)

Weighted average shares of Class A common stock outstanding:
Basic and diluted	186,560,999	130,730,840	164,366,352	129,858,450
Net loss per share attributable to Class A common stock:
Basic and diluted	$(0.15)	$(0.13)	$(0.29)	$(0.26)

ProKidney Corp. and Subsidiaries

Consolidated Statements of Cash Flows – Unaudited

(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net loss before noncontrolling interest	$(89,057)	$(74,917)
Adjustments to reconcile net loss before noncontrolling interest to net cash flows used in operating activities:
Depreciation and amortization	3,336	3,065
Equity-based compensation	10,539	12,957
Gain on marketable securities, net	(669)	(1,942)
Loss on lease disposition	–	143
Loss on disposal of equipment	–	464
Changes in operating assets and liabilities
Interest receivable	171	672
Prepaid and other assets	2,287	7,202
Accounts payable and accrued expenses	(8,665)	(8,126)
Income taxes payable	–	(526)
Net cash flows used in operating activities	(82,058)	(61,008)

Cash flows from investing activities
Purchases of marketable securities	(76,789)	(98,138)
Sales and maturities of marketable securities	132,040	149,239
Purchase of equipment and facility expansion	(7,618)	(4,247)
Net cash flows provided by investing activities	47,633	46,854

Cash flows from financing activities
Proceeds from sales of Class A common stock, net of offering costs	7	–
Payments on finance leases	(8)	(26)
Exercise of stock options	757	–
Net cash flows provided by (used in) financing activities	756	(26)

Net change in cash and cash equivalents	(33,669)	(14,180)
Cash, beginning of period	108,537	99,120
Cash, end of period	$74,868	$84,940

Supplemental disclosure of non-cash investing and financing activities:
Right of use assets obtained in exchange for lease obligations	$–	$2,005
Exchange of Class B common stock	$125,024	$5,253
Impact of equity transactions and compensation on redeemable noncontrolling interest	$39,885	$7,756
Equipment and facility expansion included in accounts payable and accrued expenses	$71	$395